Exhibit 10

EXECUTION COPY
U.S. $12,000,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 11, 2015
Among
AT&T INC.
as Company
and
THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders
and
CITIBANK, N.A.
as Administrative Agent
and
CITIGROUP GLOBAL MARKETS INC.
JPMORGAN SECURITIES LLC
BARCLAYS BANK PLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MIZUHO BANK, LTD.
and
MORGAN STANLEY MUFG LOAN PARTNERS LLC
as Joint Lead Arrangers and Joint Bookrunners
and
JPMORGAN CHASE BANK, N.A.
as Syndication Agent
and
BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
MIZUHO BANK, LTD.
and
MORGAN STANLEY MUFG LOAN PARTNERS LLC
as Documentation Agents

TABLE OF CONTENTS
ARTICLE I
SECTION 1.01.  Certain Defined Terms
SECTION 1.02.  Computation of Time Periods
SECTION 1.03.  Accounting Terms
SECTION 1.04.  Allocation of Obligations
ARTICLE II
SECTION 2.01.  The Advances
SECTION 2.02.  Making the Advances
SECTION 2.03.  Fees
SECTION 2.04.  Termination or Reduction of the Commitments
SECTION 2.05.  Repayment of Advances
SECTION 2.06.  Interest on Advances
SECTION 2.07.  Interest Rate Determination
SECTION 2.08.  Optional Conversion of Advances
SECTION 2.09.  Prepayments of Advances
SECTION 2.10.  Increased Costs
SECTION 2.11.  Illegality
SECTION 2.12.  Payments and Computations
SECTION 2.13.  Taxes
SECTION 2.14.  Sharing of Payments, Etc.
SECTION 2.15.  Evidence of Debt
SECTION 2.16.  Use of Proceeds
SECTION 2.17.  Increase in the Aggregate Commitments
SECTION 2.18.  Extension of Termination Date
SECTION 2.19.  Defaulting Lenders
SECTION 2.20.  Replacement of Lenders
ARTICLE III
SECTION 3.01.  Conditions Precedent to Effectiveness of Amendment and Restatement
SECTION 3.02.  Initial Advance to Each Designated Subsidiary
SECTION 3.03.  Initial Advance to Each Designated Subsidiary
SECTION 3.04.  Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date.
SECTION 3.05.  Determinations Under Sections 3.01, 3.02 and 3.03
ARTICLE IV
SECTION 4.01.  Representations and Warranties
ARTICLE V
SECTION 5.01.  Affirmative Covenants
SECTION 5.02.  Negative Covenants
SECTION 5.03.  Financial Covenant
ARTICLE VI
SECTION 6.01.  Events of Default
ARTICLE VII
SECTION 7.01.  Unconditional Guaranty
SECTION 7.02.  Guaranty Absolute
SECTION 7.03.  Waivers and Acknowledgments
SECTION 7.04.  Subrogation
SECTION 7.05.  Subordination
SECTION 7.06.  Continuing Guaranty; Assignments
ARTICLE VIII
SECTION 8.01.  Authorization and Authority
SECTION 8.02.  Agent Individually
SECTION 8.03.  Duties of Agent; Exculpatory Provisions
SECTION 8.04.  Reliance by Agent
SECTION 8.05.  Delegation of Duties
SECTION 8.06.  Resignation of Agent
SECTION 8.07.  Non-Reliance on Agent and Other Lenders
SECTION 8.08.  Indemnification
SECTION 8.09.  Other Agents.
ARTICLE IX
SECTION 9.01.  Amendments, Etc.
SECTION 9.02.  Notices; Effectiveness; Electronic Communication.
SECTION 9.03.  No Waiver; Remedies
SECTION 9.04.  Costs and Expenses
SECTION 9.05.  Binding Effect
SECTION 9.06.  Assignments and Participations
SECTION 9.07.  Confidentiality
SECTION 9.08.  Designated Subsidiaries
SECTION 9.09.  Governing Law
SECTION 9.10.  Jurisdiction, Etc.
SECTION 9.11.  Judgment
SECTION 9.12.  Substitution of Currency
SECTION 9.13.  Severability
SECTION 9.14.  No Fiduciary Duties
SECTION 9.15.  Waiver of Jury Trial

Schedules
Schedule I - Commitments
Schedule 5.02(a) - Existing Liens
Exhibits
Exhibit A     -     Form of Note
Exhibit B-1     -     Form of Notice of Borrowing
Exhibit B-2     -     Form of Notice of Continuation/Conversion
Exhibit C     -     Form of Assignment and Assumption
Exhibit D-1     -     Form of Opinion of In-House Counsel for the Company
Exhibit D-2     -     Form of Opinion of Linklaters LLP
Exhibit E     -     Form of Designation Agreement
Exhibit F     -    Form of Co-Borrower Joinder Agreement
Exhibit G     -     Non-U.S. Lender Form

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 11, 2015 (this "Agreement")
AT&T INC., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as administrative agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined), agree as follows:
PRELIMINARY STATEMENT.
The Company, the lenders parties thereto and Citibank, as agent, were parties to that certain $5,000,000,000 Amended and Restated Credit Agreement dated as of December 11, 2013 (the "Existing Credit Agreement").  Subject to the satisfaction of the conditions set forth in Section 3.01, the Company, the parties hereto and Citibank, as Agent, desire to amend and restate the Existing Credit Agreement as herein set forth and in connection with such amendment and restatement, to substitute as lenders the Lenders listed on Schedule I hereto.
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.
"Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).
"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 15% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that with respect to the Agent or any Lender, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person.
"Agent" has the meaning specified in the preamble hereto.
"Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention:  Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Agent designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose.
"Agent Parties" has the meaning specified in Section 9.02(d)(ii).
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.
"Applicable Margin" means, as of any date, a percentage per annum determined by reference to the applicable Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody's/Fitch	Applicable Margin for Eurocurrency Rate Advances	Applicable Margin for Base Advances
Level 1 A / A2 / A	0.680%	0.000%
Level 2 A- / A3 / A-	0.910%	0.000%
Level 3 BBB+ / Baa1 / BBB+	1.025%	0.025%
Level 4 Lower than Level 3	1.125%	0.125%

"Applicable Percentage" means, as of any date a percentage per annum determined by reference to the applicable Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody's/Fitch	Applicable Percentage
Level 1 A / A2 / A	0.070%
Level 2 A- / A3 / A-	0.090%
Level 3 BBB+ / Baa1 / BBB+	0.100%
Level 4 Lower than Level 3	0.125%

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Arrangers" means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd. and Morgan

Stanley MUFG Loan Partners, LLC, acting through The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Senior Funding, Inc.
 "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.
"Assuming Lender" has the meaning specified in Section 2.17(d).
"Assumption Agreement" has the meaning specified in Section 2.17(d)(ii).
"Audited Financial Statements" means (a) for the Company, the Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2014, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended and (b) for the Co-Borrower, the Consolidated balance sheet of the Co-Borrower and its Subsidiaries as at the end of the fiscal year ended immediately prior to the Co-Borrower Joinder Date, and the related Consolidated statements of income and cash flows of the Co-Borrower and its Subsidiaries for the fiscal year then ended.
"Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
"Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(a)            the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;
(b)            ½ of one percent per annum above the Federal Funds Rate; and
(c)            the ICE Benchmark Administration Limited Settlement Rate (or the successor thereto if ICE Benchmark Administration Limited is no longer making such a rate available) applicable to Dollars for a period of one month ("One Month LIBOR") plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day); provided that if One Month LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
"Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(i).
"Board of Directors" shall mean the governing body of a corporation, limited liability company or equivalent business organization.
"Borrowers" means, collectively, the Company and the Designated Subsidiaries from time to time and, after the Co-Borrower Joinder Date, the Co-Borrower.
"Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

"Borrowing Minimum" means, in respect of Advances denominated in Dollars, $10,000,000, in respect of Advances denominated in Sterling, £10,000,000 and, in respect of Advances denominated in Euros, €10,000,000.
"Borrowing Multiple" means, in respect of Advances denominated in Dollars, $1,000,000 in respect of Advances denominated in Sterling, £1,000,000 and, in respect of Advances denominated in Euros, €1,000,000.
"Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
"Co-Borrower" means AT&T Mobility II LLC, a Delaware limited liability company.
"Co-Borrower Joinder Agreement" means an agreement in the form of Exhibit F hereto duly executed by the Co-Borrower, the Company, the Agent and each Lender.
"Co-Borrower Joinder Date" has the meaning specified in Section 3.03.
"Co-Borrower Sublimit" means the aggregate amount of the Commitments available to be borrowed by the Co-Borrower, as specified in the Co-Borrower Joinder Agreement, as such amount may be increased pursuant to Section 2.17.
"Commitment" means as to any Lender (a)  the Dollar amount set forth under the caption "Commitments" opposite such Lender's name on Schedule I hereto, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement, or (c) if such Lender has entered into any Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.17.
"Commitment Date" has the meaning specified in Section 2.17(b).
"Commitment Increase" has the meaning specified in Section 2.17(a).
"Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland and Euros.
"Communications" has the meaning specified in Section 9.02(d).
"Confidential Information" means information that is furnished to the Agent or any Lender by or on behalf of any Borrower, but does not include any such information that is or becomes generally available to the public (other than as a result of a violation of this Agreement).
"Consenting Lender" has the meaning specified in Section 2.18(b).
"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

"Consolidated EBITDA" means, for any Person for any period, Consolidated Net Income of such Person for such period adjusted to exclude the effects of (a) gains or losses from discontinued operations, (b) any extraordinary or other non-recurring non-cash gains or losses (including non-cash restructuring charges), (c) accounting changes including any changes to Accounting Standards Codification 715 (or any subsequently adopted standards relating to pension and postretirement benefits) adopted by the Financial Accounting Standards Board after the date hereof, (d) interest expense, (e) income tax expense or benefit, (f) depreciation, amortization and other non-cash charges (including actuarial gains or losses from pension and postretirement plans), (g) interest income, (h) equity income and losses, and (i) other non-operating income or expense.  For the purpose of calculating Consolidated EBITDA for any Person for any period, if during such period such Person or any Subsidiary of such Person shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period.  "Material Acquisition" means any acquisition or series of related acquisitions that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $10,000,000,000.  "Material Disposition" means any disposition of property or series of related dispositions of property that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $1,000,000,000.
"Consolidated Net Income" means, for any Person for any period, the net income of such Person and its Consolidated Subsidiaries, determined on a Consolidated basis for such period in accordance with GAAP.
"Contribution Percentage" means (a) in respect of the Company and the Designated Subsidiaries (i) prior to the Co-Borrower Joinder Date, 100% and (ii) on and after the Co-Borrower Joinder Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of the Commitments and the denominator of which is the sum of (x) the aggregate amount of the Commitments and (y) the Co-Borrower Sublimit and (b) in respect of the Co-Borrower, a fraction, expressed as a percentage, the numerator of which is the Co-Borrower Sublimit and the denominator of which is the sum of (x) the aggregate amount of the Commitments and (y) the Co-Borrower Sublimit.
"Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07, 2.08 or 2.11.
"Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Debt of others.
"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
"Defaulting Lender" means, subject to Section 2.19(d), at any time, any Lender that, at such time (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances, within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Borrowers in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified any Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender's obligation to fund an Advance hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or any Borrower (based on its reasonable belief that such Lender may not fulfill its funding obligations hereunder), to confirm in a manner reasonably satisfactory to the Agent and the Borrowers that it will comply with its funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender upon receipt of such confirmation by, in form and substance reasonably acceptable to, the Agent and the Borrowers, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (e) shall generally not pay its debts as those debts come due or shall admit in writing its inability to pay its debts or shall become insolvent; provided that a Lender shall not be a Defaulting Lender solely by virtue of the control, ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
"Designated Subsidiary" means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.08.
"Designation Agreement" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit E hereto duly executed by such Designated Subsidiary and the Company.
"Dollars" and the "$" sign each means lawful currency of the United States of America.
"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.
"Effective Date" has the meaning specified in Section 3.01.
"Eligible Assignee" means any (i) Lender, Affiliate of a Lender or Approved Fund and (ii) bank, financial institution or other institutional lender that meets the requirements to be an assignee under Section 9.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).
"Equivalent" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Agent's principal office in London offers to exchange Dollars for such Committed Currency in

London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Agent's principal office in London offers to exchange such Committed Currency for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.
"Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
"Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.
"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
"Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average of the rate per annum at which deposits in Dollars or the applicable Committed Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period; provided that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  If the Reuters Screen LIBOR01 Page (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.
"Eurocurrency Rate Advance" means an Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.06(a)(ii).

"Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.
"Events of Default" has the meaning specified in Section 6.01.
"Extension Date" has the meaning specified in Section 2.18(b).
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as in effect on the date hereof, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York for overnight Federal funds transactions with members of the Federal Reserve System, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
"Fitch" means Fitch, Inc.
"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
"GAAP" has the meaning specified in Section 1.03.
"Guaranteed Obligations" has the meaning specified in Section 7.01.
"Increase Date" has the meaning specified in Section 2.17(a).
"Increasing Lender" has the meaning specified in Section 2.17(b).
"Information Memorandum" means the information memorandum dated November 2015 used by the Agent in connection with the syndication of the Commitments.
"Indemnified Costs" has the meaning specified in Section 8.08.

"Indemnified Party" has the meaning specified in Section 9.04(b).
"Initial Lenders" has the meaning specified in the preamble hereto.
"Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months as a Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(a)            no Borrower may select any Interest Period that ends after any Termination Date if, after giving effect thereto, the amount of such Borrowing would exceed the Commitments of Lenders for which a later Termination Date applies;
(b)            Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;
(c)            whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(d)            whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
"IRS" has the meaning specified in Section 2.13(f)(i).
"Lender Appointment Period" has the meaning specified in Section 8.06.
"Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or 2.18 and each Person that shall become a party hereto pursuant to Section 9.06.
"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

"Material Adverse Change" means any change, development or event that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the applicable Borrower and its Subsidiaries, taken as a whole.
"Material Adverse Effect" means a material adverse effect on (a) the financial condition, properties, assets, liabilities, business or results of operations of the applicable Borrower and its Subsidiaries, taken as a whole, (b) the material rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of such Borrower to perform its payment obligations under this Agreement or any Note.
"Moody's" means Moody's Investors Service, Inc.
"Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
"Net Debt for Borrowed Money" of any Person means (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person minus (b) the amount by which the sum of (i) 100% of unrestricted cash and cash equivalents held by the Company and its Subsidiaries  in the United States, and funds available on demand by the Company and its Subsidiaries in the United States (including but not limited to time deposits), and (ii) 65% of unrestricted cash and cash equivalents held by the Company and its Subsidiaries outside of the United States, exceeds $2,000,000,000 in the aggregate.
"Net Tangible Assets" means, at any date, with respect to any Borrower, the total assets appearing on the most recently prepared Consolidated balance sheet of such Borrower and its Subsidiaries as of the end of the most recent fiscal quarter of such Borrower for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities as shown on such balance sheet and (b) the value (net of any applicable reserves), as shown on such balance sheet of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized).
"Non-Approving Lender" means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.
"Non-Consenting Lender" has the meaning specified in Section 2.18(b).
"Non-U.S. Lender" has the meaning specified in Section 2.13(f)(i).
"Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.
"Notice of Borrowing" has the meaning specified in Section 2.02(a).

"Other Connection Taxes" means, with respect to any Lender or Agent, taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising solely from such Person having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or the Notes or any other documents to be delivered hereunder, or sold or assigned an interest in any such documents).
"Other Taxes" has the meaning specified in Section 2.13(b).
"Participant Register" has the meaning specified in Section 9.06(d).
"Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as it may be amended or otherwise modified from time to time.
"Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.
"Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases entered into by the applicable Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or subleased; (f) Liens that are contractual rights of set-off generally; (g) licenses, sublicenses, leases or subleases of intellectual property granted to Persons who are not Affiliates of the applicable Borrower in the ordinary course of business not interfering in any material respect with the business of the applicable Borrower or any of its Subsidiaries; and (h) Liens on deposit or securities accounts arising solely by virtue of any statutory or common law provisions or ordinary course contractual provisions, in each case, relating to banker's Liens, rights of set-off or similar rights and remedies for account and transaction fees and other amounts due to the depository institution or securities intermediary where any deposit, securities or brokerage accounts are maintained so long as the amounts subject to such Liens do not secure Debt.
"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
"Plan" means a Single Employer Plan or a Multiple Employer Plan.
"Platform" has the meaning specified in Section 9.02(d).

"Post Petition Interest" has the meaning specified in Section 7.05(b).
"Primary Currency" has the meaning specified in Section 9.11(c).
"Process Agent" has the meaning specified in Section 9.10(c).
"Protesting Lender" has the meaning specified in Section 9.08(a).
"Public Debt Rating" means, as of any date (x) in the case of the determination of the Applicable Margin or the Applicable Percentage in respect of the Company or any Designated Subsidiary, the rating that has been most recently announced by any of S&P, Moody's or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency and (y) in the case of the determination of the Applicable Margin or the Applicable Percentage in respect of the Co-Borrower, the rating that has been most recently announced by any of S&P, Moody's or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Co-Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency; provided, that if such rating agency does not issue a rating for any class of non-credit enhanced long-term senior unsecured debt issued by the Co-Borrower, "Public Debt Rating" shall mean the corporate credit rating of the Co-Borrower most recently announced by such rating agency.  For purposes of the foregoing, (a) if only one of S&P, Moody's and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if none of S&P, Moody's or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P, Moody's and Fitch fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the highest rating, unless the lowest of such ratings is more than one level below the highest of such ratings, in which case the Applicable Margin and the Applicable Percentage shall be based upon the rating that is one level above the lowest of such ratings; (d) if any rating established by S&P, Moody's or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody's or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody's or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody's or Fitch, as the case may be.
"Quarterly Financial Statements" means (a) for the Company, the Consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2015, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the nine month period then ended and (b) for the Co-Borrower, the Consolidated balance sheet of the Co-Borrower and its Subsidiaries as at the end of the fiscal quarter ended immediately prior to the Co-Borrower Joinder Date, and the related Consolidated statements of income and cash flows of the Co-Borrower and its Subsidiaries for the quarter period then ended.
"Receivables Securitization" means sales of accounts receivable of the applicable Borrower or any of its Subsidiaries in connection with agreements for limited recourse or non-recourse sales by such Borrower or Subsidiary for cash, provided that (a) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of such Borrower or Subsidiary and (b) such agreement does not create any interest in any asset other than accounts receivable (and property securing or otherwise supporting accounts receivable) and proceeds of the foregoing.
"Reference Banks" means Citibank, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
"Register" has the meaning specified in Section 9.06(c).
"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
"Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments, provided that (a) if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Advances or Commitments, as applicable, of such Lender at such time and (b) if any Lender and its Affiliates shall hold Advances or Commitments of 15% or more of the then outstanding Advances or Commitments, as applicable, such excess shall be excluded from the determination of Required Lenders, unless the Company and, after the Co-Borrower Joinder Date, the Co-Borrower has consented to such aggregate holdings.
"S&P" means Standard & Poor's Financial Services LLC.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.
"Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any  ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
"Subordinated Obligations" has the meaning specified in Section 7.05.
"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.
"Taxes" has the meaning specified in Section 2.13(a).

"Termination Date" means the earlier of (a) December 11, 2020, subject to the extension thereof pursuant to Section 2.18, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
"Type" has the meaning specified in the definition of "Advance."
"Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.
SECTION 1.02.  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from"  means "from and including" and the words "to" and "until" each mean "to but excluding".
SECTION 1.03.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Audited Financial Statements ("GAAP"); provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect)), and provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Borrower or any Subsidiary thereof at "fair value", as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.
SECTION 1.04.  Allocation of Obligations.  The obligations of the Company (including any Designated Subsidiaries) and the Co-Borrower under this Agreement shall be several and not joint.  Except to the extent otherwise expressly provided in Article VII, obligations arising to the Agent or the Lenders pertaining to any Advance hereunder shall be obligations of the Borrower to whom such Advance was made, and neither of the Company nor the Co-Borrower shall be liable for any portion of any obligation of, or any amount allocated to, the other such Borrower.  Any obligation that is to be allocated between the Company and the Co-Borrower shall be so allocated on the basis of the Contribution Percentages.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an aggregate amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed at any time outstanding such Lender's Commitment.  Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments.  Within the limits of each Lender's Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.
SECTION 2.02.  Making the Advances.  (a)  Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier.  Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance.  Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing.  After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.
(b)            Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than 12 separate Borrowings.
(c)            Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing.  In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d)            Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.
(e)            The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
SECTION 2.03.  Fees.  (a)  Facility Fee.  Each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower severally agrees to pay to the Agent for the account of each Lender a facility fee on the amount of such Borrower's Contribution Percentage of such Lender's Commitment then in effect from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the earlier of the Termination Date applicable to such Lender and the Termination Date applicable to the Company and the Designated Subsidiaries or applicable to the Co-Borrower, as the case may be, at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2016, and on the Termination Date applicable to the Company and the Designated Subsidiaries or applicable to the Co-Borrower, as the case may be; provided that no Defaulting Lender shall be entitled to receive any facility fee in respect of its Commitment for any period during which that Lender is a Defaulting Lender except to the extent allocable to the outstanding  principal amount of Advances funded by such Defaulting Lender (and no Borrower shall be required to pay such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)            Agent's Fees.  Each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower severally shall pay to the Agent for its own account such fees as may from time to time be agreed between such Borrower and the Agent.
SECTION 2.04.  Optional Termination or Reduction of the Commitments.  (a)  The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) each partial reduction shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and (ii) without the consent of the Co-Borrower, the Commitments may not be reduced to an amount less than the Co-Borrower Sublimit.  (b)  The Co-Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce in part the unused Co-Borrower Sublimit, provided that (i) each partial reduction shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and (ii) each such reduction shall be applied to the respective Commitments of the Lenders ratably.
SECTION 2.05.  Repayment of Advances.  The Borrowers shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Advances made by such Lender then outstanding.
SECTION 2.06.  Interest on Advances.  (a)  Scheduled Interest.  Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)            Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)            Eurocurrency Rate Advances.  During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.
(b)            Default Interest.  (i)  Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) with respect to the Company or any Designated Subsidiary, the Agent shall, and upon the occurrence and during the continuance of any other Event of Default with respect to the Company or any Designated Subsidiary, the Agent may, and upon the request of the Required Lenders shall, require such Borrower to pay interest ("Default Interest") and (ii) upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) with respect to the Co-Borrower, the Agent shall, and upon the occurrence and during the continuance of any other Event of Default with respect to the Co-Borrower, the Agent may, and upon the request of the Required Lenders shall, require the Co-Borrower to pay Default Interest on (A) the unpaid principal amount of each Advance made to the Company or any Designated Subsidiary or made to the Co-Borrower, as applicable, owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (B) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by the Company or any Designated Subsidiary or by the Co-Borrower, as applicable, that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances made to the Company or any Designated Subsidiary or made to the Co-Borrower, as applicable, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.07.  Interest Rate Determination.  (a)  Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate.  If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.  The Agent shall give prompt notice (i) to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (a)(ii) and (ii) to the applicable Borrower the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii) (it being understood that the Agent shall not be required to disclose to any party hereto (other than the applicable Borrower) any information regarding any Reference Bank or any rate provided by such Reference Bank in accordance with the definition of "Eurocurrency Rate", including, without limitation, whether a Reference Bank has provided a rate or the rate provided by any individual Reference Bank).  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)            If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter‑bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) such Borrower will, on the last day of the then existing Interest Period therefor (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify such Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, such Borrower may elect, by notice to the Agent and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate.  Each Lender shall certify its cost of funds for each Interest Period to the Agent and the applicable Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).
(c)            If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances made to it in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances; provided, that the applicable Borrower may direct the Agent in the applicable Notice of Borrowing to continue Eurocurrency Rate Advances as successive Interest Periods of the same duration until such Borrower shall give the Agent written notice at least five Business Days prior to the end of an Interest Period in the form of Exhibit B-1 that, as of the end of such Interest Period, the applicable Eurocurrency Rate Advances shall Convert into Base Rate Advances or shall be continued as Eurocurrency Advances having an Interest Period as so notified.

(d)            On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.
(e)            Upon the occurrence and during the continuance of any Event of Default with respect to the Company or any Designated Subsidiary or with respect to the Co-Borrower (i) each Eurocurrency Rate Advance made to the Company or any Designated Subsidiary or made to the Co-Borrower, as applicable, will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.
(f)            If Reuters Screen LIBOR01 Page is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances,
(i)            the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,
(ii)            with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by such Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and
(iii)            the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify such Borrower and the Lenders that the circumstances causing such suspension no longer exist.
SECTION 2.08.  Optional Conversion of Advances.  The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances made to such Borrower denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b).  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

SECTION 2.09.  Prepayments of Advances.  (a)  Optional.  Any Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances made to such Borrower comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of the Borrowing Minimum or a Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).
(b)            Mandatory.  (i)  If, on any date, the Agent notifies the Company (with respect to Advances made to the Company and the Designated Subsidiaries) or the Co-Borrower (with respect to Advances made to the Co-Borrower) that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 105% of the aggregate Commitments (in the case of Advances made to all Borrowers) or the Co-Borrower Sublimit (in the case of Advances made to the Co-Borrower) on such date, the applicable Borrower(s) shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Advances owing by such Borrower(s) in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments or Co-Borrower Sublimit, as applicable, on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the last day of the next maturing Interest Period of the outstanding Eurocurrency Rate Advances, in an aggregate amount equal to the excess of such required prepayment.  The Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the Company or the Co-Borrower, as applicable, and the Lenders, and shall provide prompt notice to Company or the Co-Borrower, as applicable, of any such notice of required prepayment received by it from any Lender.
(ii)            Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(b).
(iii)            The Agent shall calculate on the date of each Notice of Borrowing and on each interest payment date the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Eurocurrency Rate Advances denominated in Committed Currencies and shall give prompt notice (and in any event no later than thirty days) of any prepayment required under this Section 2.09(b) to the applicable Borrower(s) and the Lenders.  The Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the applicable Borrower(s) and the Lenders.

SECTION 2.10.  Increased Costs.  (a)  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, continuing, converting to, funding or maintaining Eurocurrency Rate Advances (excluding for purposes of this Section 2.10(a) and Section 2.10(b) any such increased costs resulting from (i) Taxes or taxes described in clauses (w) – (z) of the definition of Taxes, imposed on or with respect to any payment made by or on behalf of the applicable Borrower(s), or Other Taxes (as to which Section 2.13 shall govern) and (ii) Other Connection Taxes that are imposed on or measured by overall net income, or that are franchise taxes or branch profits taxes), then the Company and, after the Co-Borrower Joinder Date, the Co-Borrower shall severally, in proportion to their respective Contribution Percentages, from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  A certificate as to the amount of such increased cost, submitted to the Company and/or the Co-Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.  Such certificate shall be in reasonable detail and shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender's treatment of similarly situated borrowers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.
(b)            If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company and, after the Co-Borrower Joinder Date, the Co-Borrower shall severally, in proportion to their respective Contribution Percentages, pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender's commitment to lend hereunder.  A certificate as to such amounts submitted to the Company and/or the Co-Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.  For the avoidance of doubt, this Section 2.10(b) shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented.
SECTION 2.11.  Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to

perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder (a) each Eurocurrency Rate Advance will automatically, upon such demand, (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.
SECTION 2.12.  Payments and Computations.  (a)  Each Borrower shall make each payment hereunder, without counterclaim or set-off, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds.  Each Borrower shall make each payment, without counterclaim or set-off hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds.  The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 or an extension of the Termination Date pursuant to Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)            All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable.  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)            Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)            Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.
(f)            To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that such Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(f).
SECTION 2.13.  Taxes.  (a)  Any and all payments by or on behalf of each Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.12 or the applicable provisions of such other documents, free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, including any interest, additions to tax or penalties applicable with respect thereto, excluding, in the case of each Lender and the Agent, (v) taxes imposed on overall net income, branch profits taxes, franchise taxes imposed in lieu of net income taxes and other similar taxes, in each case by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, branch profits taxes, franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, or by any other jurisdiction with respect to which the Lender or the Agent, as the case may be, has a present or former connection (other than connections arising solely from such Person having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or the Notes or any other documents to be delivered hereunder, or sold or assigned an interest in any such documents), (w) taxes that are attributable to a Lender's failure to comply with the requirements of paragraph (f) of this Section, (x) United States federal withholding taxes imposed on amounts payable to such Lender on the date such Lender becomes a party to this Agreement, or changes its Applicable Lending Office except to the extent that such Lender or its assignor (if any) was entitled, at the time of the change in Applicable Lending Office (or assignment) to receive additional amounts from any Borrower pursuant to this paragraph, (y) any United States withholding taxes imposed pursuant to FATCA and (z) any interest, additions to tax or penalties applicable to such excluded taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes").  If any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent are required by law to be deducted or withheld, (i) the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) if such Borrower is the withholding agent under applicable law, such Borrower shall make such deductions and shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)            In addition, the Company and, after the Co-Borrower Joinder Date, the Co-Borrower shall severally, in proportion to their respective Contribution Percentages, pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder except any such taxes that are Other Connection Taxes imposed with respect to any assignment (other than an assignment pursuant to Section 2.13(g)) (hereinafter referred to as "Other Taxes").
(c)            The Company and, after the Co-Borrower Joinder Date, the Co-Borrower shall severally, in proportion to their respective Contribution Percentages, indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.
(d)            Within 30 days after the date of any payment of Taxes by any Borrower, such Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.
(e)            Each Lender shall indemnify the Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any governmental authority that are attributable to such Lender and that are payable or paid by the Agent in good faith, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date the Agent makes written demand therefor.  Notwithstanding anything to the contrary, nothing in this Section 2.13(e) shall affect the Lender's rights with respect to any Borrower pursuant to this Agreement or the Notes.
(f)            (i) (A) Each Lender that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and, after the Co-Borrower

Joinder Date, the Co-Borrower and the Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed originals of U.S. Internal Revenue Service ("IRS") Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax.  (B) Each Lender that is not a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code (a "Non-U.S. Lender") shall deliver to the the Company and, after the Co-Borrower Joinder Date, the Co-Borrower and the Agent, whichever of the following is applicable: (w) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (i) with respect to payments of interest under this Agreement and the Notes, two properly completed and duly signed originals of IRS Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from or reduction of, U.S. federal withholding tax pursuant to an "interest" article of such tax treaty, and (ii) with respect to any other applicable payments under this Agreement and the Notes, IRS Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "business profits" or "other income" article of such tax treaty, (x) two properly completed and duly signed originals of IRS Form W-8ECI (or any subsequent versions thereof or successors thereto); (y) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and two properly completed and duly signed originals of IRS Form W-8BEN-E (or any subsequent versions thereof or successors thereto) and (z) to the extent the Non-U.S. Lender is not the beneficial owner, two properly completed and signed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of  Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if a Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct or indirect partner.  Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Agent any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from, or a reduction in, U.S. federal withholding tax, in each case, duly completed and signed together with such supplementary documentation as may be prescribed by applicable requirements of law which permits the applicable Borrower and/or the Agent to determine any withholdings or deductions required to be made.  Forms referred to in this Section 2.13(f)(i) shall be delivered by each Lender on or before the date it becomes a party to this Agreement and from time to time thereafter upon the request of any Borrower or the Agent.  In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender.  Each Lender shall promptly notify the Company and/or the Co-Borrower and the Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company and/or the Co-Borrower and the Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver or would materially prejudice the commercial position of such Lender.
(ii)            If a payment made to a Lender hereunder would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and, after the Co-Borrower Joiner Date, the Co-Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company and/or the Co-

Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company and/or the Co-Borrower or the Agent as may be necessary for any Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), FATCA shall include any amendments to FATCA after the date hereof.
(g)            Any Lender claiming any additional amounts payable pursuant to Section 2.10 or this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender; provided, however, that if any such Lender fails to change the jurisdiction of its Applicable Lending Office to a jurisdiction with respect to which no additional amounts are owed under this Section 2.13 within of 30 days of receiving such a request from the Company and/or the Co-Borrower, such Borrower may replace such Lender in accordance with Section 2.20.
(h)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any amount as to which it has been indemnified pursuant to this Section 2.13 (including additional amounts paid pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the amounts giving rise to such refund), net of all out-of-pocket expenses (including any taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event such indemnified party is required to repay such refund to such governmental authority.  Notwithstanding anything to the contrary in this Section 2.13(h), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.13(h) if such payment would place such indemnified party in a less favorable position (on a net after-tax basis) than such indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such tax had never been paid.  This Section 2.13(h) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the indemnifying party or any other Person.
(i)            For purposes of determining withholding taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Advances as not qualifying as "grandfathered obligations" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.14.  Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
SECTION 2.15.  Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances.  Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender available to such Borrower.  Each Lender that receives a Note pursuant to this Section 2.15 agrees that, upon the earlier of the termination or expiration of this Agreement, such Lender will return such Note to the applicable Borrower.
(b)            The Register maintained by the Agent pursuant to Section 9.06(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.
(c)            Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.
SECTION 2.16.  Use of Proceeds.  The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries.
SECTION 2.17.  Increase in the Aggregate Commitments.  (a) The Company may, and, after the Co-Borrower Joinder Date, the Company and the Co-Borrower may, not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitment be increased by an integral multiple of $25,000,000 (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date"), as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $14,000,000,000, (ii) on the date of any request by the

Company for a Commitment Increase and on the related Increase Date, the conditions set forth in Section 3.04 shall be satisfied and (iii) each Commitment Increase shall increase the Co-Borrower Sublimit by an amount such that, after giving effect to such Commitment Increase, the Contribution Percentages of the Company and the Co-Borrower are equal to their respective Contribution Percentages before giving effect to such Commitment Increase.
(b)            The Agent shall promptly notify the Lenders of a request for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase (and related increase to the Co-Borrower Sublimit), (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date").  Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  Any Lender that does not so respond by the Commitment Date will be deemed to have declined to participate in the requested Commitment Increase.  If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein based on the ratio of the amount by which each lender is willing to participate in the requested Commitment Increase on the Commitment Date to the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on the Commitment Date.
(c)            Promptly following each Commitment Date, the Agent shall notify the Company (and, after the Co-Borrower Joinder Date, the Co-Borrower) as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase.  If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company (and, after the Co-Borrower Joinder Date, the Co-Borrower) may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof.
(d)            On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.18(c), an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:
(i)            (A) certified copies of resolutions of the Board of Directors of each of the Company and the Co-Borrower or the Executive Committee of such Board authorizing the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel to the Company (and, after the Co-Borrower Joinder Date, an opinion of counsel to the Co-Borrower) (which may be in-house counsel), in substantially the form of Exhibit D hereto;
(ii)            an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company (and, after the Co-Borrower Joinder Date, the Co-Borrower) and the Agent (each an "Assumption Agreement"), duly executed by such Eligible

Assignee, the Agent and the Company (and, after the Co-Borrower Joinder Date, the Co-Borrower); and
(iii)            confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company (and, after the Co-Borrower Joinder Date, the Co-Borrower) and the Agent.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company (and, after the Co-Borrower Joinder Date, the Co-Borrower), on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's ratable portion of the Borrowings then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase).  After the Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase).
SECTION 2.18.  Extension of Termination Date.  (a) The Company or the Co-Borrower, by written notice to the Agent at least 45 days prior to any Extension Date (as defined below), may request an extension of the Termination Date applicable to the Company and the Designated Subsidiaries or the Termination Date applicable to the Co-Borrower in effect at such time by one year from its then scheduled expiration.  The Company or the Co-Borrower may make any such request up to two times but not more than once in any calendar year, provided that the first Extension Date shall not be earlier than the first anniversary of the Effective Date.  The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, no later than 35 days prior to the applicable Extension Date, notify such Borrower and the Agent in writing as to whether such Lender will consent to such extension.  If any Lender shall fail to notify the Agent and the Company and/or the Co-Borrower in writing of its consent to any such request for extension of the Termination Date at least 35 days prior to the applicable Extension Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request.  The Agent shall notify the Company and/or the Co-Borrower not later than 30 days prior to the applicable Extension Date of the decision of the Lenders regarding such request for an extension of the Termination Date.
(b)            If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date applicable to the Company and the Designated Subsidiaries or the Termination Date applicable to the Co-Borrower in effect at such time shall, effective as at the date specified in the applicable extension request (the "Extension Date"), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Section 3.04 shall be satisfied.  If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the applicable Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.18, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender").  To the extent that the applicable Termination Date is not extended as to any Lender pursuant to this Section 2.18 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.18 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by any Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.08, shall survive the Termination Date for such Lender as to matters occurring prior to such date.  It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by any Borrower for any requested extension of the Termination Date.
(c)            If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.18, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 25 days prior to the applicable Extension Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment.  If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and/or the Co-Borrower and the Agent.  If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Company and/or the Co-Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
(i)            any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;
(ii)            all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and
(iii)            with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.06(b)(iii) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.08, shall survive such substitution as to matters occurring prior to the date of substitution.  At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and/or the Co-Borrower and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and/or the Co-Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and/or the Co-Borrower and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.18 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender.  Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.
(d)            If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.18) Lenders having Commitments equal to more than 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Company and/or the Co-Borrower, and, subject to the satisfaction of the conditions in Section 3.04, the Termination Date then in effect shall be extended for the additional one year period as described in subsection (a) of this Section 2.18, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended.  Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.
Section 2.19.  Defaulting Lenders.  (a)  Notwithstanding anything to the contrary contained in this Agreement, any payment by any Borrower for the account of a Defaulting Lender under this Agreement shall not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Agent in a segregated non-interest bearing account until the earlier of the date the Defaulting Lender is no longer a Defaulting Lender or the termination of the Commitments and payment in full of all obligations of such Borrower hereunder and shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as such Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Agent or if no such funding has been requested, to be held by the Agent as cash collateral to fund future Advances by such Defaulting Lender; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender's obligations hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)            No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.19, performance by any Borrower of its obligations shall not be excused or otherwise modified as a result of the operation of this Section 2.19.  The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to any other rights and remedies which any Borrower, the Agent or any Lender may have against such Defaulting Lender.
(c)            If the Company and, after the Co-Borrower Joinder Date, the Co-Borrower and the Agent agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their pro rata share, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.
SECTION 2.20.  Replacement of Lenders.  If (a) any Lender requests compensation under Section 2.10, (b) any Borrower is required to pay additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.13, (c) any Lender is a Defaulting Lender, a Non-Consenting Lender or a Non-Approving Lender or (d) any Lender and its Affiliates hold interests of 15% or more of the then outstanding Advances or Commitments, as applicable, whether as a Lender or a participant, unless each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower has consented to such aggregate holdings, then each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower may, at its sole expense and effort and so long as no Default is continuing, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)            the Borrowers shall have paid to the Agent the assignment fee (if any) specified in Section 9.06;
(ii)            such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder (including any amounts under Section 9.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)            in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments after the date of such assignment;
(iv)            such assignment does not conflict with applicable law; and
(v)            in the case of any assignment resulting from a Lender becoming a Non-Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
ARTICLE III
CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 3.01.  Conditions Precedent to Effectiveness of Amendment and Restatement.  This amendment and restatement of the Existing Credit Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:
(a)            Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, there shall have occurred no Material Adverse Change with respect to the Company since December 31, 2014.
(b)            There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.
(c)            All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.
(d)            The Company shall have notified the Agent in writing as to the proposed Effective Date.
(e)            The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) required to be paid on or prior to the Effective Date.
(f)            On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

(i)            The representations and warranties contained in Section 4.01 with respect to the Company are correct on and as of the Effective Date, and
(ii)            No event has occurred and is continuing that constitutes a Default.
(g)            The Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:
(i)            The Notes of the Company to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.
(ii)            Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.
(iii)            A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.
(iv)            A favorable opinion of the general counsel of the Company, substantially in the form of Exhibit D-1 hereto, and a favorable opinion of Linklaters LLP, special New York counsel for the Company, substantially in the form of Exhibit D-2 hereto, and in each case as to such other matters as any Lender through the Agent may reasonably request.
(v)            A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.
(h)            All amounts owing by the Borrowers under the Existing Credit Agreement and the Company's $3,000,000,000 Credit Agreement dated as of December 11, 2012 (the  "2012 Credit Agreement") shall have been, or concurrently with the Effective Date hereunder shall be, paid in full and all commitments of the lenders under the 2012 Credit Agreement shall have been, or concurrently with the Effective Date shall be, terminated in accordance with the terms of the 2012 Credit Agreement.  Each of the Lenders that is a party to the 2012 Credit Agreement hereby waives, upon execution of this Agreement, any notice required by the 2012 Credit Agreement relating to the termination of commitments thereunder.
SECTION 3.02.  Initial Advance to Each Designated Subsidiary.  The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date:
(a)            The Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.
(b)            Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.
(c)            A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.
(d)            A Designation Agreement duly executed by such Designated Subsidiary and the Company.
(e)            A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the form of Exhibit D hereto, and as to such other matters as any Lender through the Agent may reasonably request.
(g)            Such other approvals, opinions or documents as any Lender through the Agent may reasonably request including, without limitation, information and documents required by governmental authorities in respect of with "know your customer" or similar identification procedures.
SECTION 3.03.  Initial Advance to the Co-Borrower.  The obligation of each Lender to make an initial Advance to the Co-Borrower shall become effective on and as of the first date (the "Co-Borrower Joinder Date") on which the Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agent and dated such date:
(a)            The Notes of the Co-Borrower to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.
(b)            Certified copies of the resolutions of the Board of Directors of the Co-Borrower approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.
(c)            A certificate of the Secretary or an Assistant Secretary or other proper officer of the Co-Borrower certifying the names and true signatures of the officers of the Co-Borrower authorized to sign the Co-Borrower Joinder Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.
(e)            The Co-Borrower Joinder Agreement duly executed by the Co-Borrower, the Company, the Agent and each Lender (it being understood that notwithstanding Section 3.05 below or anything else in this Agreement, no Lender shall be obligated to execute the Co-Borrower Joinder Agreement or to otherwise consent to the addition of the Co-Borrower as a Borrower hereunder, but each Lender shall respond commercially promptly to any request to execute the Co-Borrower Joinder Agreement).
(f)            Audited financial statements of the Co-Borrower for each of the three fiscal years immediately preceding the Co-Borrower Joinder Date.

(g)            A favorable opinion of counsel (which may be in-house counsel) to the Co-Borrower substantially in the form of Exhibit D hereto, and as to such other matters as any Lender through the Agent may reasonably request.
(h)            Such other approvals, opinions or documents as any Lender through the Agent may reasonably request including, without limitation, information and documents required by governmental authorities in respect of with "know your customer" or similar identification procedures at least five days prior to the Co-Borrower Joinder Date.
SECTION 3.04.  Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date.  The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.18 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, the applicable Increase Date or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, the request for Commitment Increase or request of Commitment extension with respect to such Borrower and the acceptance by the applicable Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):
(x)            in the case of any such Borrowing, Commitment Increase or extension of the Commitments related to the Company or any Designated Subsidiary:
(i)            the representations and warranties of the Company contained in Section 4.01 (except, in the case of each any Borrowing, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) and, in the case of any Borrowing made to or on behalf of a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom or from such Commitment Increase or such Extension Date, as though made on and as of such date,
(ii)            no event has occurred and is continuing, or would result from such therefrom or from such Commitment Increase or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default with respect to the Company or any Designated Subsidiary, and
(iii)            the Borrowing is within any applicable debt limitations established by the Board of Directors of such Borrower; and
(y)            in the case of any such Borrowing, Commitment Increase or extension of the Commitments related to the Co-Borrower:
(i)            the representations and warranties of the Co-Borrower contained in Section 4.01 and in the Co-Borrower Joinder Agreement (except, in the case of each any Borrowing, the representations set forth in the last sentence of subsection (e) of the Co-Borrower Joinder Agreement and in subsection (f)(i) of the Co-Borrower Joinder Agreement) are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom or from such Commitment Increase or such Extension Date, as though made on and as of such date,

(ii)            no event has occurred and is continuing, or would result from such therefrom or from such Commitment Increase or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default with respect to the Co-Borrower, and
(iii)            the Borrowing is within any applicable debt limitations established by the Board of Directors of the Co-Borrower;
and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request related to clauses (a)(x)(i) or (ii) or clauses (y)(i) or (ii) of this Section.
SECTION 3.05.  Determinations Under Sections 3.01, 3.02 and 3.03.  For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary or to the Co-Borrower, as the case may be, specifying its objection thereto.  The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary or to the Co-Borrower, as applicable.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties.  Each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower represents and warrants, as to itself and not as to any other Borrower, as follows:
(a)            Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)            The execution, delivery and performance by such Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting such Borrower.
(c)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Borrower of this Agreement or the Notes to be delivered by it.
(d)            This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by such Borrower.  This Agreement is, and each of the Notes delivered by such Borrower when delivered hereunder will be, the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with their respective terms.

(e)            The Audited Financial Statements applicable to such Borrower, accompanied by an opinion of Ernst & Young LLP, independent public accountants (or other independent public accountants of national standing), and the Quarterly Financial Statements applicable to such Borrower, duly certified by the chief financial officer of such Borrower, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said Quarterly Financial Statements, to year-end audit adjustments, the Consolidated financial condition of such Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of such Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.  Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, since December 31, 2014, there has been no Material Adverse Change with respect to the Company.
(f)            There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is not disclosed in a filing by such Borrower with the Securities and Exchange Commission and would be reasonably likely to have a Material Adverse Effect with respect to the Company or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.
(g)            Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of such Borrower only or of such Borrower and its Subsidiaries on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under this Agreement will be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
(h)            Such Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
(i)            (i) None of such Borrower or any of such Borrower's Subsidiaries is a Person that is, or is owned or controlled by Persons that are the subject or target of any Sanctions; (ii) such Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by such Borrower with Anti-Corruption Laws, and (iii) such Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
ARTICLE V
COVENANTS OF THE BORROWERS
SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower will:

(a)            Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Patriot Act, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)            Payment of Taxes, Etc.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its material property; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.
(c)            Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates; provided, however, that such Borrower and its Subsidiaries may self-insure (including through captive insurance subsidiaries) to the extent consistent with prudent business practice.
(d)            Preservation of Corporate Existence, Etc.  Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and its material rights (charter and statutory) and franchises; provided, however, that such Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither such Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower or such Subsidiary.
(e)            Visitation Rights.  At any reasonable time and from time to time during normal business hours, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and, upon execution of a confidentiality agreement, to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of the officers or directors of such Borrower and with their independent certified public accountants, provided, however, that examination of the records and books of account of such Borrower or any of its Subsidiaries shall occur only at times when an Advance or Advances made to the Company or any Designated Subsidiary or made to the Co-Borrower, as applicable, shall be outstanding.
(f)            Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.
(g)            Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(h)            Reporting Requirements.  Furnish to the Lenders:
(i)            as soon as available and in any event within 40 days after the end of each of the first three quarters of each fiscal year of such Borrower, the Consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of such Borrower as having been prepared in accordance with generally accepted accounting principles (it being understood that the certification provided by the chief financial officer in compliance with the Sarbanes-Oxley Act is acceptable for this purpose) and prepare and deliver a certificate of the chief financial officer of such Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 (it being understood that the only certification regarding pro forma adjustments included in such calculation shall be that the adjustments are reasonable good faith estimates prepared on the basis of information available as of the date that such pro forma adjustments are determined), provided that in the event of any change since the date hereof in generally accepted accounting principles used in the preparation of such financial statements, such Borrower shall provide the financial information required for the determination of compliance with Section 5.03 based on GAAP in effect as of the date hereof;
(ii)            as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a copy of the annual report for such year for such Borrower containing the Consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of such Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Ernst & Young LLP or other independent public accountants of national standing to the effect that such Consolidated financial statements fairly present its financial condition and results of operations on a Consolidated basis in accordance with generally accepted accounting principles consistently applied and prepare and deliver a certificate of the chief financial officer of such Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 (it being understood that the only certification regarding pro forma adjustments included in such calculation shall be that the adjustments are reasonable good faith estimates prepared on the basis of information available as of the date that such pro forma adjustments are determined), provided that in the event of any change since the date hereof in generally accepted accounting principles used in the preparation of such financial statements, such Borrower shall provide the financial information required for the determination of compliance with Section 5.03 based on GAAP in effect as of the date hereof;
(iii)            as soon as possible and in any event within five Business Days after the occurrence of each Default with respect to the Company or any Designated Subsidiary or with respect to the Co-Borrower, as applicable, continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such

Default and the action that such Borrower has taken and proposes to take with respect thereto;
(iv)            if Advances made to the Company or any Designated Subsidiary, in the case of the Company, or made to the Co-Borrower, in the case of the Co-Borrower, are outstanding and if such are not available on the Internet at www.att.com, www.sec.gov or another website designated by such Borrower, promptly after the sending or filing thereof, copies of all reports that such Borrower sends to any of its securityholders, and copies of all reports and registration statements that such Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;
(v)            prompt notice of the commencement of all actions and proceedings before any court, governmental agency or arbitrator affecting such Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and
(vi)            such other information respecting such Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request of a material nature that may reasonably relate to the condition (financial or otherwise), operations, properties or prospects of such Borrower or such Borrower and its Subsidiaries taken as a whole.
Reports and financial statements required to be furnished by such Borrower pursuant to clauses (i), (ii) and (iv) of this subsection (h) shall be deemed to have been furnished on the earlier of (A) the date on which such reports and financial statements are posted on the Internet at www.sec.gov or (B) the date on which such Borrower posts such reports, or reports containing such financial statements, on its website on the Internet at www.att.com or at such other website identified by such Borrower in a notice to the Agent and the Lenders and that is accessible by the Lenders without charge; provided that the Lenders shall be deemed to have received the information specified in clauses (i), (ii) and (iv) of this subsection (h) on the date (x) such information is posted at the website of the Agent identified from time to time by the Agent to the Lenders and such Borrower and (y) such posting is notified to the Lenders (it being understood that such Borrower shall have satisfied the timing obligations imposed by those clauses as of the earliest date such information is posted on the Internet at www.sec.gov or the website referred to in clause (B) above).
SECTION 5.02.  Negative Covenants.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, neither the Company nor, after the Co-Borrower Joinder Date, the Co-Borrower will:
(a)            Liens, Etc.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(i)            Permitted Liens,
(ii)            purchase money Liens upon or in any real property or equipment acquired or held by such Borrower or any Subsidiary of such Borrower in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment (including capital leases), or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,
(iii)            in the case of the Company and its Subsidiaries, the Liens existing on the date hereof and described on Schedule 5.02(a) hereto and, in the case of the Co-Borrower and its Subsidiaries, the Liens existing on the Co-Borrower Joinder Date and described on Schedule 5.02(a) to the Co-Borrower Joinder Agreement,
(iv)            Liens on property of a Person existing at the time such Person is merged into or consolidated with such Borrower or any Subsidiary of such Borrower or becomes a Subsidiary of such Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary,
(v)            Liens on accounts receivable (and in property securing or otherwise supporting such accounts receivable together with proceeds thereof) of such Borrower and its Subsidiaries in connection with a Receivables Securitization,
(vi)            Liens on assets of a Subsidiary that is a regulated telephone company (a "Telco") that, pursuant to the public debt indenture(s) of such Telco, are created upon the merger or conveyance or sale of all or substantially all of the assets of such Telco,
(vii)            Liens on real property securing Debt and other obligations in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding,
(viii)            other Liens securing Debt and other obligations in an aggregate principal amount not to exceed at any time outstanding five percent of Consolidated Net Tangible Assets, and
(ix)            the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.
(b)            Mergers, Etc.  Merge or consolidate with or into, or, directly or indirectly, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person.
(c)            Accounting Changes.  Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.
(d)            Sanctions and Anti-Corruption.  Request any Borrowing, nor directly or to its knowledge indirectly use the proceeds of any Borrowing, in each case (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) in any manner that would result in the violation of  any Sanctions applicable to such Borrower or its Subsidiaries or, to the knowledge of such Borrower, any other party hereto.
SECTION 5.03.  Financial Covenant.  The Company and, after the Co-Borrower Joinder Date, the Co-Borrower,  will maintain, as of the last day of each fiscal quarter, a ratio of Net Debt for Borrowed Money to Consolidated EBITDA of such Borrower and its Subsidiaries for the four quarters then ended of not more than 3.5 to 1.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01.  Events of Default.  If any of the following events ("Events of Default") shall occur and be continuing with respect to the Company or, after the Co-Borrower Joinder Date, the Co-Borrower:
(a)            Failure to pay any principal of any Advance made to the Company or any Designated Subsidiary or any Advance made to the Co-Borrower when the same becomes due and payable; or such Borrower shall fail to pay any interest on any Advance or to make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or
(b)            Any representation or warranty made by such Borrower herein or by such Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made; provided that, for purposes of this clause (b), each representation made by a Designated Subsidiary shall be deemed to be made by the Company; or
(c)            (i) Such Borrower shall fail to perform or observe any term, covenant or agreement applicable to it contained in Section 5.01(d), (e) or (h), 5.02 or 5.03, or (ii) such Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Borrower by the Agent or any Lender; or
(d)            (i) Such Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or net amount of at least $750,000,000 in the aggregate (but excluding Debt owing by such Borrower outstanding hereunder) of such Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, that, (x) the Debt subject of clause (ii) or (iii) above shall not include Debt of a Person that is merged into or consolidated with such Borrower or any

Subsidiary of such Borrower or that becomes a Subsidiary of such Borrower for a period of 90 days after the date that such Debt becomes Debt of such Borrower or any of its Subsidiaries and (y) clauses (ii) and (iii) above shall not apply to any prepayment, redemption, repurchase or defeasance required to be made as a result of the obligor of such Debt making a voluntary notice of prepayment, voluntary notice of redemption, voluntary notice of repurchase, voluntary notice of defeasance or taking similar action with comparable effect; or
(e)            Such Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(f)            Final and non-appealable judgments or orders for the payment of money in excess of $750,000,000 in the aggregate shall be rendered against such Borrower or any of its Subsidiaries thirty days shall have passed since such judgment became final and non-appealable and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or
(g)            (i) with respect to the Company (A) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of such Borrower (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of such Borrower; or (B) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of such Borrower shall cease for any reason (other than due to retirement, death or disability) to constitute a majority of the board of directors of such Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of such Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of such Borrower and thereafter elected as directors by the shareholders of such Borrower); or (ii) with respect to the Co-Borrower, any Person or two or more Persons acting in concert (other than the Company) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of such Borrower (or other securities convertible into such Voting Stock)

representing more than 50% of the combined voting power of all Voting Stock of such Borrower; or
(h)            Such Borrower or any ERISA Affiliate shall fail to satisfy minimum funding requirements under Section 412 of the Internal Revenue Code or Section 302 of ERISA to any Plan, or apply for a waiver of such requirements; or
(i)            So long as any Subsidiary of the Company is a Designated Subsidiary, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing (provided that this clause (i) shall not be applicable to the Co-Borrower);
then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company (in the case of an Event of Default by the Company or any Designated Subsidiary) or the Co-Borrower (in the case of an Event of Default by the Co-Borrower), declare the obligation of each Lender to make Advances to the Company and the Designated Subsidiaries (in the case of an Event of Default by the Company or any Designated Subsidiary) or the Co-Borrower (in the case of an Event of Default by the Co-Borrower) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company (in the case of an Event of Default by the Company or any Designated Subsidiary) or the Co-Borrower (in the case of an Event of Default by the Co-Borrower), declare the Advances, all interest thereon and all other amounts payable by the Company and each Designated Subsidiary (in the case of an Event of Default by the Company or any Designated Subsidiary) or the Co-Borrower (in the case of an Event of Default by the Co-Borrower) under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (A) the obligation of each Lender to make Advances to such Borrower shall automatically be terminated and (B) the Advances made to such Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.
ARTICLE VII
GUARANTY
SECTION 7.01.  Unconditional Guaranty.  The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each Designated Subsidiary now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of outside counsel) incurred by the Agent or any Lender in enforcing any rights under this Article VII.  Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by such Designated Subsidiary to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Designated Subsidiary.
SECTION 7.02.  Guaranty Absolute.  (a)  The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto.  The obligations of the Company under or in respect of this Article VII are independent of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any Designated Subsidiary or whether any Designated Subsidiary is joined in any such action or actions.  The liability of the Company under this Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)            any lack of validity or enforceability of this Agreement, any Note or any agreement or instrument relating thereto;
(b)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under or in respect of this Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Designated Subsidiary or any of its Subsidiaries or otherwise;
(c)            any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)            any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under this Agreement and the Notes or any other assets of any Designated Subsidiary or any of its Subsidiaries;
(e)            any change, restructuring or termination of the corporate structure or existence of any Designated Subsidiary or any of its Subsidiaries;
(f)            any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Designated Subsidiary now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);
(g)            the failure of any other Person to execute or deliver any guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or
(h)            any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Designated Subsidiary or any other guarantor or surety.
This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Designated Subsidiary or otherwise, all as though such payment had not been made.
SECTION 7.03.  Waivers and Acknowledgments.  (a)  The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Designated Subsidiary or any other Person or any collateral.
(b)            The Company hereby unconditionally and irrevocably waives any right to revoke this Article VII and acknowledges that the guaranty set forth in this Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)            The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Designated Subsidiary, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.
(d)            The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Designated Subsidiary or any of its Subsidiaries now or hereafter known by the Agent or such Lender.
(e)            The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.
SECTION 7.04.  Subrogation.  The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Designated Subsidiary or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Designated Subsidiary or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designated Subsidiary or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and the Commitments shall have expired or been terminated.  If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article VII thereafter arising.  If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Article VII.
SECTION 7.05.  Subordination.  The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by any Designated Subsidiary (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:
(a)            Prohibited Payments, Etc.  Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), the Company may receive regularly scheduled payments from such Designated Subsidiary on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), however, unless the Required Lenders otherwise agree, the Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b)            Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to such Designated Subsidiary, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Company receives payment of any Subordinated Obligations.
(c)            Turn-Over.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Article VII.
(d)            Agent Authorization.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), the Agent is authorized and empowered

(but without any obligation to so do), in its discretion, (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
SECTION 7.06.  Continuing Guaranty; Assignments.  The guaranty under this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.06.
ARTICLE VIII
THE AGENT
SECTION 8.01.  Authorization and Authority.  Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and under the Notes and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrowers shall have no rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term "agent" herein (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02.  Agent Individually.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03.  Duties of Agent; Exculpatory Provisions.  (a)  The Agent's duties hereunder are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, the Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and
(iii)            shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
(b)            The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 or 6.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until any Borrower or any Lender shall have given notice to the Agent describing such Default and such event or events.
(c)            The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or the Information Memorandum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.
(d)            Nothing in this Agreement shall require the Agent or any of its Related Parties to carry out any "know your customer" or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.
SECTION 8.04.  Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance, and such Lender shall not have made available to the Agent such Lender's ratable portion of the applicable Borrowing.  The Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05.  Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by the Agent.  The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub‑agent and the Related Parties of the Agent and each such sub‑agent shall be entitled to the benefits of all provisions of this Article VII and Section 9.04 (as though such sub-agents were the "Agent" hereunder) as if set forth in full herein with respect thereto.
SECTION 8.06.  Resignation of Agent.  (a) The Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  At any time when the Agent or its Affiliate is a Defaulting Lender, the Required Lenders may, and upon the request of the Borrowers shall, remove the Agent by giving notice to the Agent.  Upon receipt or giving of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the "Lender Appointment Period"), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrowers and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent's resignation.  Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent's resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph.  Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Agent's resignation hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
SECTION 8.07.  Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder.
SECTION 8.08.  Indemnification.  The Lenders agree to indemnify the Agent (to the extent not reimbursed by any Borrower), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by any Borrower.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.08 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.
SECTION 8.09.  Other Agents.  Each Lender hereby acknowledges that neither the syndication agent, the documentation agents nor any other Lender designated as any "Agent" on the cover page hereof (other than the Agent) has any liability hereunder other than in its capacity as a Lender.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01.  Amendments, Etc.  (a)  No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:  (a) waive any of the conditions specified in Section 3.01 without the written consent of all Lenders, (b) increase or, subject to Section 2.18, extend the Commitment of any Lender without the written consent of such Lender, (c) reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder without the written consent of all Lenders directly affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder without the written consent of all Lenders directly affected thereby, (e) change the definition of "Required Lenders", or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder (including, without limitation, approval of the joinder of the Co-Borrower) without the written consent of all Lenders, (f) add any currencies to the definition of Committed Currencies without the written consent of all Lenders directly affected thereby, (g) increase the Co-Borrower Sublimit without the written consent of all Lenders directly affected thereby, (h) so long as any Designated Subsidiary is a Borrower hereunder, release the Company from its obligations under Section 7.01 without the written consent of all Lenders other than Defaulting Lenders or (i) amend this Section 9.01 without the written consent of all Lenders; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.
(b)            Any term or provision of this Section 9.01 to the contrary notwithstanding, if the Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of this Agreement, then the Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received prior written notice thereof and the Agent shall not have received, within two Business Days of the date of such notice, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
SECTION 9.02.  Notices; Effectiveness; Electronic Communication.  (a)                                                                                                                                                            Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)            if to the Company or any Designated Subsidiary, to the Company at 208 S. Akard Street, 27th Floor, Dallas, Texas  75202, Attention:  Assistant Treasurer (Facsimile No. (214) 746-2277; Telephone No. (214) 757-4681) with a copy to Attention:  General Attorney and Associate General Counsel – Securities (Telephone No.:  (214) 757-3344; E-mail:  ww0118@att.com);
(ii)            if to the Agent, to it at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Attention of Bank Loan Syndications (Facsimile No. 212-994-0961; Email GLAgentOfficeOps@citi.com;
(iii)            if to the Co-Borrower, to it at its address (or facsimile number) specified in the Co-Borrower Joinder Agreement; and
(iv)            if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)            Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or any

Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)            Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)            Platform.
(i)            Each Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the "Platform").
(ii)            The Platform is provided "as is" and "as available."  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower's or the Agent's transmission of communications through the Platform.  "Communications" means, collectively, any notice, demand, communication, information, document or other material that any Borrower provides to the Agent pursuant to this Agreement or the transactions contemplated herein which is distributed to the Agent any Lender by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 9.04.  Costs and Expenses.  (a)  Each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower agrees severally, in proportion to their respective Contribution Percentages, to pay within 20 days of demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of Shearman & Sterling LLP, counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement.  Each Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement against such Borrower (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).
(b)            Each of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower agrees severally, in proportion to their respective Contribution Percentages, to indemnify and hold harmless the Agent and each Lender and each of their Related Parties (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and out of pocket fees and disbursements of one counsel to such Indemnified Party and its Related Parties) incurred by or asserted or awarded against any Indemnified Party or such Indemnified Party's Related Parties, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, material breach of its obligations under this Agreement or willful misconduct of such Indemnified Party or its Related Parties.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, equityholders or creditors, an Indemnified Party, a Related Party or any other Person (except for any disputes among any Indemnified Party and its Related Parties), whether or not any Indemnified Party or Related Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  Each Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.
(c)            If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.06 as a result of a demand by a Borrower pursuant to Section 2.20, or by an Increasing or Assuming Lender in accordance with Section 2.17(d) other than on the last day of any Interest Period, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.  If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.08 or 2.12 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to such Borrower such excess.
(d)            Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.
SECTION 9.05.  Binding Effect.  (a)                                                                                    Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Article III, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)            Electronic Execution of Assignments.  The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.06.  Assignments and Participations.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)            Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided any such assignment shall be subject to the following conditions:
(i)            Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Agent and, so long as no Event of Default under Section 6.01(a) or 6.01(e) with respect to the Company or any Designated Subsidiary or with respect to the Co-Borrower, as the case may be, has occurred and is continuing, the Company and, after the Co-Borrower Joinder Date, the Co-Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)            Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Advances or the Commitment assigned.
(iii)            Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A) the consent of the Company and, after the Co-Borrower Joinder Date, the Co-Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless:
(x) an Event of Default under Section 6.01(a) or 6.01(e) with respect to the Company or any Designated Subsidiary or with respect to the Co-Borrower, as the case may be, has occurred and is continuing at the time of such assignment,
(y) an Event of Default under Section 6.01(a) or 6.01(e) with respect to any Borrower has occurred and is continuing at the time of such assignment or any Advances have been accelerated in accordance with Section 6.01, or
(z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund unless such assignment would result in any Lender and its Affiliates holding interests of 15% or more of the then outstanding Advances or Commitments;
provided that, except with respect to any assignment that would result in any Lender and its Affiliates holding interests of 15% or more of the then outstanding Advances or Commitments, each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received notice thereof pursuant to clause (iv) below; and
(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)            Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire. The Agent shall notify the Company and, after the Co-Borrower Joinder Date, the Co-Borrower of each Assignment and Assumption within three Business Days of receipt thereof.
(v)            No Assignment to Certain Persons.  No such assignment shall be made to (A) any Borrower or any of such Borrower's Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)            No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.
(vii)            Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower(s) and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Commitment.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to consent from the Company and Co-Borrower where required and acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)            Register.  The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)            Participations.  Each Lender may sell participations to one or more banks or other entities (other than any Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it), so long as the participant represents that to the best of its knowledge, after due inquiry, such participant and its Affiliates hold, and after giving effect to such proposed participation will hold, interests in less than 15% of the then outstanding Advances or Commitments, as applicable, whether as a Lender or a participant; provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to obtain any Confidential Information except in accordance with Section 9.06(e), or approve or disapprove any amendment or waiver of any provision of this Agreement or any Note or any consent or withholding of consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.
Each Borrower agrees that each participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.10 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment, provided that, such participant shall not be entitled to receive any greater payment under Section 2.10 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation is made with the applicable Borrower's prior written consent, and that no participant shall be entitled to the benefits of Section 2.13 unless such Participant complies with Section 2.13(f) as if it were a Lender.  Each Lender that sells a participation, acting solely for this purpose as a nonfiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the obligations under this Agreement (the "Participant Register").  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrowers and the Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation upon the terms and subject to the conditions of this Agreement.  Upon the reasonable request of the Agent or any Borrower, each Lender shall promptly provide to the Agent or such Borrower, as the case may be, the identity of such Lender's participants and the aggregate amount of the participation interests held by each such participant and its Affiliates as set forth on the Participant Register maintained by such Lender, as of the date specified in such request.

(e)            Sharing of Information.  Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall enter into a binding agreement enforceable by the Borrowers containing provisions to preserve the confidentiality of any Confidential Information relating to any Borrower or any of its Affiliates received by it from such Lender, at least as favorable to the Borrowers as Section 9.07.
(f)            Certain Pledges.  Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a central bank having jurisdiction over such Lender or to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
SECTION 9.07.  Confidentiality; Patriot Act.  (a)  Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the applicable Borrower, other than (i) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors on a "need to know" basis and subject to the requirements of Section 9.06(e), to actual or prospective assignees and participants, (ii) as required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or other financial institutions or self regulatory authority, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder and (vi) with the consent of the applicable Borrower.  In the case of a disclosure pursuant to clause (ii) above, the disclosing party agrees, to the extent practicable and permitted by applicable law, to promptly notify the applicable Borrower prior to such disclosure and to request confidential treatment.
(b)            Each Borrower agrees to maintain the confidentiality of any information relating to a rate provided by a Reference Bank, except (i) to its officers, directors, employees, agents, advisors or affiliates on a "need to know" basis, (ii) as required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner or regulatory authority, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (v) with the consent of the applicable Reference Bank.  In the case of a disclosure pursuant to clause (ii) above, the disclosing party agrees, to the extent practicable and permitted by applicable law, to promptly notify the applicable Reference Bank prior to such disclosure and to request confidential treatment.
(c)            Each of the Lenders hereby notifies each Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow it to identify such Borrower in accordance with the Patriot Act.
SECTION 9.08.  Designated Subsidiaries.  (a) Designation.  The Company may at any time, and from time to time, upon not less than five Business Days notice (or ten Business Days notice in the case of any Subsidiary organized under laws of a jurisdiction outside of the United States), notify the Agent that the Company intends to designate a Subsidiary as a "Designated Subsidiary" for purposes of this Agreement.  On or after the date that is five Business Days after such notice (or ten Business Days notice in the case of any Subsidiary organized under laws of a jurisdiction outside of the United States),  upon delivery to the Agent and each Lender of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit E hereto, such Subsidiary shall thereupon become a "Designated Subsidiary" for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Section 3.02 and after such Designation Letter is accepted by the Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder.  The Agent shall promptly notify each Lender of the Company's notice of such pending designation by the Company and the identity of the respective Subsidiary.  Following the giving of any notice pursuant to this Section 9.08(a), if the designation of such Designated Subsidiary obligates the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations.
If the Company shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and the Company, fulfill its Commitment by causing an Affiliate or branch of such Lender to act as the Lender in respect of such Designated Subsidiary.
As soon as practicable after receiving notice from the Company or the Agent of the Company's intent to designate a Subsidiary as a Designated Borrower, and in any event no later than five Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a "Protesting Lender") shall so notify the Company and the Agent in writing.  With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from (if such Protesting Lender's Commitments are assigned) the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Designated Subsidiary (in the case an assignment, of all other amounts or, if such Commitments are terminated, of such outstanding principal and accrued interest, fees and other amounts), or (B) cancel its request to designate such Subsidiary as a "Designated Subsidiary" hereunder.
(b)            Termination.  Upon the request of the Company and the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary, then, so long as at the time no Notice of Borrowing is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly. And only upon its receipt of a request therefor from the Company).  Thereafter, the Lenders shall be under no further obligation to make any Advances hereunder to such Designated Subsidiary.
SECTION 9.09.  Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.10.  Jurisdiction, Etc.  (a)  Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any Note or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)            Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Note in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)            Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.  The Company and the Co-Borrower each hereby agrees that service of process in any such action or proceeding brought in  any such New York State court or in such federal court may be made upon the Corporate Secretary of the Company at 208 S. Akard Street, 27th Floor, Dallas, Texas  75202 (the "Process Agent") and the Company and the Co-Borrower each hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process.  Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Process Agent at its address set forth above and each such Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.
SECTION 9.11.  Judgment.  (a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(b)            If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(c)            The obligation of each Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.
SECTION 9.12.  Substitution of Currency.  If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.
SECTION 9.13.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by any debtor relief laws, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 9.14.  No Fiduciary Duties.  Each Borrower acknowledges that the Agent, each Arranger, each Lender and their respective Affiliates may have economic interests that conflict with those of such Borrower, its stockholders and/or its Affiliates.  Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Borrower and its Subsidiaries, on the one hand, and the Agent, the Arrangers and the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Arrangers and the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.15.  Waiver of Jury Trial.  Each of the Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
AT&T INC.

By: _______________________
Name:
Title:

CITIBANK, N.A.,
as Agent

By: _______________________
Name:
Title:

Initial Lenders

CITIBANK, N.A.

By: _______________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By: _______________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: _______________________
Name:
Title:

MORGAN STANLEY BANK, N.A.

By: _______________________
Name:
Title:

MIZUHO BANK, LTD.

By: _______________________
Name:
Title:

BARCLAYS BANK PLC

By: _______________________
Name:
Title:

BANK OF AMERICA, N.A.

By: _______________________
Name:
Title:

BNP PARIBAS

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, N.A

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

GOLDMAN SACHS BANK USA, N.A

By: _______________________
Name:
Title:

ROYAL BANK OF CANADA

By: _______________________
Name:
Title:

UBS AG, STAMFORD BRANCH

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _______________________
Name:
Title:

COMMERZBANK AG, NEW YORK BRANCH, N.A

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

BANK OF CHINA, NEW YORK BRANCH

By: _______________________
Name:
Title:

TORONTO DOMINION (TEXAS) LLC

By: _______________________
Name:
Title:

BANCO SANTANDER, S.A. NEW YORK BRANCH

By: _______________________
Name:
Title:

SOCIETE GENERALE

By: _______________________
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

INTESA SANPAOLO S.P.A., N.A

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By: _______________________
Name:
Title:

THE BANK OF NEW YORK MELLON

By: _______________________
Name:
Title:

REGIONS BANK

By: _______________________
Name:
Title:

THE NORTHERN TRUST COMPANY

By: _______________________
Name:
Title:

SCHEDULE I
AT&T INC.
AMENDED AND RESTATED CREDIT AGREEMENT
COMMITMENTS
Name of Initial Lender	Commitments
Citibank, N.A.	$710,000,000
JPMorgan Chase Bank, N.A.	$710,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$355,000,000
Morgan Stanley Bank, N.A.	$355,000,000
Mizuho Bank, Ltd.	$710,000,000
Barclays Bank PLC	$710,000,000
Bank of America, N.A.	$710,000,000
BNP Paribas	$550,000,000
Credit Suisse AG, Cayman Islands Branch	$550,000,000
Deutsche Bank AG New York Branch	$550,000,000
Goldman Sachs Bank USA	$550,000,000
Royal Bank of Canada	$550,000,000
UBS AG, Stamford Branch	$550,000,000
Wells Fargo Bank, National Association	$550,000,000
Commerzbank AG, New York Branch	$550,000,000
Bank of China, New York Branch	$550,000,000
Toronto Dominion (Texas) LLC	$550,000,000
Banco Santander, S.A., New York Branch	$550,000,000
Societe Generale	$550,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$550,000,000
Intesa Sanpaolo S.p.A.	$170,000,000
U.S. Bank National Association	$170,000,000
The Bank of New York Mellon	$100,000,000
Regions Bank	$100,000,000
The Northern Trust Company	$50,000,000

Total Commitments:	$12,000,000,000.00

SCHEDULE 5.02(a)
EXISTING LIENS
TO BE UPDATED
None.

1)

EXHIBIT A - FORM OF
NON-NEGOTIABLE PROMISSORY NOTE
U.S.$_______________                                                                                                                Dated:  _______________, 20__
FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the later of the Termination Date and the date designated pursuant to Section 2.05 of the Credit Agreement (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of December 11, 2015 among the Borrower, [AT&T Inc.,] the Lender and certain other lenders parties thereto and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on such date.
The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest in respect of each Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds.  Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
[NAME OF BORROWER]
By __________________________
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B-1 - FORM OF NOTICE OF
 BORROWING
Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  1615 Brett Road, Building #3
  New Castle, Delaware 19720
[Date]
Attention: Bank Loan Syndications Department
Ladies and Gentlemen:
The undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), refers to the Amended and Restated Credit Agreement, dated as of December 11, 2015 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, [AT&T Inc.,] certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:
(i)            The Business Day of the Proposed Borrowing is _______________, 20__.
(ii)            The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].
(iii)            The aggregate amount of the Proposed Borrowing is [$_______________] [for a Borrowing in a Committed Currency.  List currency and amount of Borrowing].
(iv)            The proceeds of the Proposed Borrowing shall be funded to account maintained by the Borrower at __________ at its office at __________, Account No. __________.
[(v)            The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is _____ month[s].]
[(vi)            The Borrower hereby instructs the Agent that each Eurocurrency Rate Advance made as part of the Proposed Borrowing shall be continued for successive _____ month Interest Periods until the Borrower shall give the Agent written notice at least five Business Days prior to the end of an Interest Period that, as of the end of such Interest Period, the applicable Eurocurrency Rate Advances shall Convert into Base Rate Advances or shall be continued as Eurocurrency Rate Advances having an Interest Period as so notified.]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)            the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) (and, if the undersigned is a Designated Subsidiary, in the applicable Designation Letter) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and
(B)            no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and
(C)            the Proposed Borrowing is within any applicable debt limitations established by the Board of Directors of the Borrower.
.
Very truly yours,
[NAME OF BORROWER]
By __________________________
Title:

EXHIBIT B-2 - FORM OF NOTICE OF
 CONTINUATION / CONVERSION
Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  1615 Brett Road, Building #3
  New Castle, Delaware 19720
[Date]
Attention: Bank Loan Syndications Department
Ladies and Gentlemen:
The undersigned, [NAME OF BORROWER], a __________ corporation (the "Borrower"), refers to the Amended and Restated Credit Agreement, dated as of December 11, 2015 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, [AT&T Inc.,] certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.07(c) of the Credit Agreement that the undersigned hereby requests that the outstanding Eurocurrency Rate Borrowing of Advances having an Interest Period ending on __________, 20__ [be continued with an Interest Period of _____ month[s] [[if such Eurocurrency Rate Advances are denominated in Dollars] Convert to a Base Rate Borrowing].
Very truly yours,
[NAME OF BORROWER]
By __________________________
Title:

EXHIBIT C - FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the "Assignor") and the Assignee identified in item 2 below (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.            Assignor:                                        ________________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:	______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	AT&T Inc.

4.	Agent:	Citibank, N.A., as the Agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of December 11, 2015 among AT&T Inc., the Lenders parties thereto, Citibank, N.A., as Agent, and the other agents parties thereto

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment /Advances for all Lenders[18]	Amount of Commitment Advances Assigned[18]	Percentage Assigned of Commitment/ Advances[19]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.            Trade Date:                                        ______________]20

[Page break]

18 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
19 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
20 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
   Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
   Title:

[Consented to and]23 Accepted:

[NAME OF AGENT], as
  Agent

By: _________________________________
  Title:

[Consented to:]24

[NAME OF RELEVANT PARTY]

By: ________________________________
  Title:

23 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
24 To be added only if the consent of the Company or the Co-Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

                          1.            Representations and Warranties.

                          1.1            Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

                          1.2.            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is organized under the laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                          2.            Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

                          3.            General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D-1 - FORM OF
OPINION OF COUNSEL
FOR THE COMPANY
December 11, 2015

To each of the Lenders party to the Amended
and Restated Credit Agreement dated as of
December 11, 2015 among AT&T Inc.,
said Lenders and Citibank, N.A., as Agent for
said Lenders, and to Citibank, N.A., as Agent

Ladies and Gentlemen:
I am the Senior Executive Vice President and General Counsel of AT&T Inc., a Delaware corporation (the "Company").  I am providing this opinion to you pursuant to Section 3.01(g)(iv) of the Amended and Restated Credit Agreement, dated as of December 11, 2015 (the "Credit Agreement"), among the Company, the Lenders party thereto and Citibank, N.A., as Agent for said Lenders.  Except as otherwise indicated, initially capitalized terms used in this opinion without definition shall have the meanings assigned to such terms in the Credit Agreement.
In my capacity as Senior Vice President and General Counsel, I have reviewed or been made aware of the terms of those corporate and other records and documents I considered appropriate, including the Credit Agreement.
As to certain matters of fact, I have relied upon (i) representations of the Company set forth in, and the certificates of public officials and certain officers of the Company delivered pursuant to, the Credit Agreement and (ii) oral or written statements and representations of individuals upon whom I believe I am justified in relying.  As to certain opinions expressed herein, I have relied on the opinions of members of my staff upon whom I believe I am justified in relying.
I have also examined or caused to be examined such other instruments and have made or directed to be made such other investigations as I have deemed necessary in connection with the opinions set forth below.  With respect to my consideration of those questions of law that I have considered relevant for this opinion, I have relied upon the certifications, representations, opinions and conclusions of law of various attorneys in the AT&T legal department with responsibility, in whole or in part, for the areas that are the subject of the opinions set forth herein.
I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.
On the basis of such analysis, my reliance upon the assumptions in this opinion and my consideration of such questions of law that I considered relevant, and subject to the limitations and qualifications in this letter, I am of the opinion that:
1.            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.            The Credit Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms.
3.            Neither the execution and delivery of the Credit Agreement or the issuance of the Notes, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under, the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to me and to which the Company is a party or by which the Company is bound, or any applicable law, order or regulation constituting Included Laws known to me to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.
4.            No order, consent, authorization, approval, registration or qualification of or with any governmental agency or body having jurisdiction over the Company is required under any of the Included Laws for the due execution, delivery and performance by the Company of the Credit Agreement and the Notes.
5.            The form and terms of the Notes have been duly authorized and established by all necessary corporate action, and, when executed and delivered, will constitute valid and legally binding obligations of the Company.
6.            To the best of my knowledge, there is no pending or overtly threatened action, suit or proceedings against the Company or any of its Subsidiaries, as such term is defined in the Credit Agreement, before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or, if likely to have a materially adverse effect upon the financial condition or operations of the Company, that is not disclosed in a filing by the Company with the Securities and Exchange Commission.
I am an attorney admitted to practice in the laws of the State of Texas.  I express no opinion as to the laws of any other jurisdiction other than Included Laws.  I have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws"), other than a review of: (i) the Laws of the State of New York, (ii) federal law and (iii) the Delaware General Corporation Law, in each case to the extent such Laws are known to me to be applicable to the Company or, in my experience, normally applicable to transactions of the type contemplated by the Credit Agreement (the "Included Laws").  The term "Included Laws" excludes (a) laws of any counties, cities, towns, municipalities and special political subdivisions and agencies thereof; (b) state securities laws or Blue Sky laws; (c) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property issues and antitrust issues.
The matters expressed in Paragraphs 2 and 5 are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered a proceeding in equity or in law); and (iii) securities Laws and public policy underlying such Laws with respect to indemnification and contribution.
For purposes of this letter, the phrase "to my knowledge" or words to that effect mean the actual knowledge of the attorneys in the AT&T legal department who have worked on the Credit

Agreement or who are primarily responsible for providing a response to a particular opinion or confirmation expressed above.
A copy of this opinion letter may be delivered by any of you to any Person who becomes a Lender in accordance with the provisions of the Credit Agreement.  Any such Person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Person on the date hereof.
This letter is furnished by me as Senior Executive Vice President and General Counsel and may be relied upon only by you or any person entitled to rely on this opinion pursuant to the preceding paragraph in connection with the transactions contemplated by the Credit Agreement and the issuance of the Notes.  This letter is my opinion as to certain legal conclusions specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  This opinion may not be used or relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose or by any other person, nor may copies be delivered to any other person without in each instance my prior written consent.  Notwithstanding the foregoing, you may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations.  This letter is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters.  The opinions expressed herein are tendered as of the date hereof.  I expressly disclaim any responsibility to advise you or any governmental authority, or make any investigations, of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that might affect the opinions expressed herein.
Very truly yours,

EXHIBIT E - FORM OF
DESIGNATION AGREEMENT
[DATE]
To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank, N.A.
  as Agent for such Lenders
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of December 11, 2015 among AT&T Inc. (the "Company"), certain other borrowers parties thereto, the Lenders parties thereto and Citibank, N.A., as administrative agent for said Lenders (as amended or modified from time to time, the "Credit Agreement").  Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.
Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ ("Designated Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Credit Agreement.
The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement.  In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:
(a)            The Designated Subsidiary is a [limited liability company] [corporation] duly organized, validly existing and in good standing under the laws of ______________________.
(b)            The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary's corporate or other powers, have been duly authorized by all necessary corporate or other action and do not contravene (i) the Designated Subsidiary's [charter or by-laws] [governing documents] or (ii) law or any contractual restriction binding on or affecting the Designated Subsidiary.  The Designation Agreement and the Notes delivered by it have been duly executed and delivered on behalf of  the Designated Subsidiary.
(c)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it.
(d)            This Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

(e)            There is no pending or, to the knowledge of the Designated Subsidiary, threatened action, suit, investigation or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.
(f)            The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Designated Subsidiary only or of the Designated Subsidiary and its Subsidiaries on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under the Credit Agreement will be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
(g)            The Designated Subsidiary is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,
AT&T INC.

By _________________________
Name:
Title:
[THE DESIGNATED SUBSIDIARY]
By__________________________
Name:
Title:

EXHIBIT F - FORM OF
CO-BORROWER JOINDER AGREEMENT
[DATE]
To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank, N.A.
  as Agent for such Lenders
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of December 11, 2015 among AT&T Inc. (the "Company"), certain other borrowers parties thereto, the Lenders parties thereto and Citibank, N.A., as administrative agent for said Lenders (as amended or modified from time to time, the "Credit Agreement").  Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.
Please be advised that AT&T Mobility II LLC, a Delaware limited liability company (the "Co-Borrower"), shall be come a borrower under and for all purposes of the Credit Agreement.
The Co-Borrower, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon the "Co-Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement.  In furtherance of the foregoing, the Co-Borrower hereby represents and warrants to each Lender as follows:
(a)            The Co-Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)            The execution, delivery and performance by the Co-Borrower of this Co-Borrower Joinder Agreement, the Credit Agreement and the Notes to be delivered by it are within the Co-Borrower's corporate or other powers, have been duly authorized by all necessary corporate or other action and do not contravene (i) the Co-Borrower's governing documents or (ii) law or any contractual restriction binding on or affecting the Co-Borrower.  The Co-Borrower Joinder Agreement and the Notes delivered by it have been duly executed and delivered on behalf of  the Co-Borrower.
(c)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by the Co-Borrower of this Co-Borrower Joinder Agreement, the Credit Agreement or the Notes to be delivered by it.
(d)            This Co-Borrower Joinder Agreement is, and the Notes to be delivered by the Co-Borrower when delivered will be, legal, valid and binding obligations of the Co-Borrower enforceable against the Co-Borrower in accordance with their respective terms.
(e)            The Consolidated balance sheet of the Co-Borrower and its Subsidiaries as at December 31, 20__, and the related Consolidated statements of income and cash flows of the Co-

Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, or other independent public accounting firm of recognized national standing, and the Consolidated balance sheet of the Co-Borrower and its Subsidiaries as at __________, 20__, and the related Consolidated statements of income and cash flows of the Co-Borrower and its Subsidiaries for the [three][six][nine] months then ended, duly certified by the chief financial officer of the Co-Borrower, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheet as at such date, and said statements of income and cash flows for the period then ended, to year-end audit adjustments, the Consolidated financial condition of the Co-Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Co-Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.  Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, since the date of the Audited Financial Statements, there has been no Material Adverse Change with respect to the Co-Borrower.
(f)            There is no pending or, to the knowledge of the Co-Borrower, threatened action, suit, investigation, litigation or proceeding affecting the Co-Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is not disclosed in a filing by such Borrower with the Securities and Exchange Commission and would be reasonably likely to have a Material Adverse Effect with respect to the Co-Borrower or (ii) purports to affect the legality, validity or enforceability of this Co-Borrower Joinder Agreement, the Credit Agreement or any Note of the Co-Borrower.
(g)            The Co-Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Co-Borrower only or of the Co-Borrower and its Subsidiaries on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under the Credit Agreement will be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
(h)            The Co-Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
(i)            As of the date hereof, the Liens set forth on the attached Schedule 5.02(a) are the existing Liens applicable to the Co-Borrower and its Subsidiaries.
The Co-Borrower Sublimit is $__________ (which amount may be increased pursuant to Section 2.17 of the Credit Agreement).

This Co-Borrower Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,
AT&T MOBILITY II LLC

By _________________________
Name:
Title:
[Address for notices]
AT&T INC.
By__________________________
Name:
Title:

Accepted as of the date first above written:

CITIBANK, N.A., as Agent and as a Lender

By: ________________________________
  Name:
  Title:

[NAME OF LENDER]

By: ________________________________
  Name:
  Title:

EXHIBIT G-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated  Credit Agreement dated as of December 11, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the "Agent") for said lenders.
Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[  ]

 EXHIBIT G-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated  Credit Agreement dated as of December 11, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the "Agent") for said lenders.
Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[  ]

EXHIBIT G-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated  Credit Agreement dated as of December 11, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the "Agent") for said lenders.
Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[  ]

EXHIBIT G-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated  Credit Agreement dated as of December 11, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the "Agent") for said lenders.
Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[  ]